QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Jaguar Animal Health, Inc.
San Francisco, CA

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2015, except for Note 15 which is as of April 17, 2015, relating to the financial statements of Jaguar Animal Health, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
San Francisco, CA

January 25, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm